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UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response…….……5.00
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 23, 2012	000-53101
Date of Report (Date of earliest event reported)	Commission File Number

GALLERY MANAGEMENT HOLDING CORP.
(Exact name of registrant as specified in its charter)

Colorado	26-0811822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Grouse Terrace Lake Oswego, Oregon 97035
(Address of Principal Executive Offices) (Zip Code)

(503) 789-0316
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into A Material Definitive Agreement.

As of February 27, 2012, we have entered into Employment Agreements with each of R. Patrick Garrett, Roger T. Richter, Allen H. Adams, Kyle P. Estes and Bill Rice and Contribution Agreements with each of R. Patrick Garrett and Roger T. Richter. Each of the agreements is attached hereto as an Exhibit. Additionally, each employee has entered into a Proprietary Information and Invention Assignment Agreement in the form attached hereto as Exhibit 10.8.

R. Patrick Garrett. We entered into an Employment Agreement with R. Patrick Garrett, our Chief Executive Officer, which provides for an initial term of three years and automatic one-year renewals thereafter, unless the agreement is terminated by advance written notice of either party. Under the terms of the Employment Agreement, Mr. Garrett receives a base salary in the amount of $185,000 per annum (commencing as of February 1, 2012), subject to such adjustments as our Board of Directors may approve from time to time. On the first anniversary of the employment agreement, Mr. Garrett will be entitled to receive a cash bonus of $25,000 so long as he is still employed with the Company.  Mr. Garrett also received the right to purchase 2,445,000 shares of restricted common stock at a purchase price of $0.001 per share.  Additionally, Mr. Garrett will be granted options to purchase 2,500,000 shares of Common Stock pursuant to the 2012 Stock Incentive Plan.

Roger T. Richter. We entered into an Employment Agreement with Roger T. Richter, our Chief Operating Officer, which provides for an initial term of two years with automatic one-year renewals thereafter, unless the agreement is terminated by advance written notice of either party. Under the terms of the Employment Agreement, Mr. Richter receives a base salary in the amount of $135,000 per annum (commencing as of February 1, 2012), subject to such adjustments as our Board of Directors may approve from time to time. On the first anniversary of the employment agreement, Mr. Richter will be entitled to receive a cash bonus of $25,000 so long as he is still employed with the Company.  Mr. Richter also received the right to purchase 1,250,000 shares of restricted common stock at a purchase price of $0.001 per share, which shares immediately vest.    Additionally, Mr. Richter will be granted options to purchase 2,250,000 shares of Common Stock pursuant to the 2012 Stock Incentive Plan.

In addition to reimbursement of normal business expenses, in exchange for entering into a Contribution Agreement described below, Mr. Richter is entitled to reimbursement for up to $106,000 (plus interest accrued thereon) of expenses incurred on his personal American Express card for the purpose of supporting, developing and maintaining certain assets of our Company before formation. In exchange for such expense reimbursement, Mr. Richter contributed to the Company all of his rights, title and interest in and to any assets, rights and agreements that are related to or useful in the conduct of the Company’s business, including, but not limited to, any and all intellectual property rights, know-how, patents or patentable inventions, trade secrets and customers pursuant to that certain Contribution Agreement described below.

Allen H. Adams. We entered into an Employment Agreement with Allen H. Adams, our Vice President of Finance and interim Chief Financial Officer, which provides for an initial term of two years with automatic one-year renewals thereafter, unless the agreement is terminated by advance written notice of either party. Under the terms of the Employment Agreement, Mr. Adams receives a base salary in the amount of $105,000 per annum (commencing as of February 1, 2012), subject to such adjustments as our Board of Directors may approve from time to time. On the first anniversary of the employment agreement, Mr. Adams will be entitled to receive a cash bonus of $20,000 so long as he is still employed with the Company.  Mr. Adams also received the right to purchase 500,000 shares of restricted common stock at a purchase price of $0.001 per share, which shares immediately vest.  Additionally, Mr. Adams will be granted options to purchase 500,000 shares of Common Stock pursuant to the 2012 Stock Incentive Plan.

Kyle Estes. We entered into an Employment Agreement with Kyle Estes, our Project Manager, which provides for an initial term of two years with automatic one-year renewals thereafter, unless the agreement is terminated by advance written notice of either party. Under the terms of the Employment Agreement, Mr. Estes receives a base salary in the amount of $135,000 per annum (commencing as of January 1, 2012), subject to such adjustments as our Board of Directors may approve from time to time. On the first anniversary of the employment agreement, Mr. Garrett will be entitled to receive a cash bonus of $15,000 so long as he is still employed with the Company.  Mr. Estes also receives the right to purchase 500,000 shares of restricted common stock at a purchase price of $0.001 per share, which shares immediately vest.  Additionally, Mr. Estes will be granted options to purchase 500,000 shares of Common Stock pursuant to the 2012 Stock Incentive Plan.

Item 2.02	Completion of Acquisition or Disposition of Assets.

As of February 27, 2012, we entered into a Contribution Agreement with R. Patrick Garrett and Mary Anne Garrett, an individual and the sole proprietor of R&M, with respect to the contribution of certain assets and intellectual property to the Company. Under the terms of the Contribution Agreement, the contributors are entitled to receive cash payments totaling $600,000 as consideration for the contribution of the assets, payable as follows: $100,000 on or before March 26, 2012; $250,000 on or before December 31, 2012; and $250,000 on or before December 31, 2013.

The Company will execute and deliver an unsecured promissory note in the principal amount of $600,000.
We agreed to accept and assume all obligations arising from and relating to the operation of the business and the assets, including all payments due or owing under any contract included in the assets and incurred from and after the date on which the Contribution Agreement was entered into.

We further agreed to enter into the Employment Agreement with R. Patrick Garrett described above herein pursuant to which Mr. Garrett will be appointed as the Chief Executive Officer and receive the salary and stock and options set forth therein. In the event that the Company becomes insolvent, declares bankruptcy or upon the occurrence of any similar event, the Contributors are entitled to terminate the Contribution Agreement and obtain the return of the Assets, free and clear of any lien or encumbrance.

As of February 27, 2012, we entered into a Contribution Agreement with Roger T. Richter with respect to the contribution of certain assets and intellectual property to the Company. As consideration for the contribution of the assets, we agreed to reimburse Mr. Richter up to the amount of $106,000 (plus interest accrued thereon) of expenses incurred on his personal American Express card for the purpose of supporting, developing and maintaining the assets of our Company before formation. We agreed to reimburse such expenses as follows: $30,000 on or before March 31, 2012 and the remainder reimbursed by us making direct payments on Mr. Richter’s American Express card in regular course.

Our Company agreed to accept and assume all obligations arising from and relating to the operation of the business and the assets, including all payments due or owing under any contract included in the assets and incurred from and after the date on which the Contribution Agreement was entered into.

We further agreed to enter into the Employment Agreement with Roger T. Richter described above herein pursuant to which Mr. Richter will be appointed as the Chief Operating Officer and receive the salary and stock and options set forth therein. In the event that the Company becomes insolvent, declares bankruptcy or upon the occurrence of any similar event, the Contributor is entitled to terminate the Contribution Agreement and obtain the return of the Assets, free and clear of any lien or encumbrance.

We also entered into a two-year Consulting Agreement with Black Label Industries, Ltd., a company of which Jesus Solis is the sole owner. Pursuant to the Consulting Agreement, Black Label Industries, Ltd. will be paid an annual consulting fee of $135,000 per year and will receive 500,000 shares of Common Stock. Additionally, Jesus Solis is entitled to receive options to purchase 500,000 shares of Common Stock under the 2012 Stock Incentive Plan.

Item 3.02	Unregistered Sales of Equity Securities.

On February 23, 2012, we issued 13,670,200 shares of Common Stock upon the conversion of existing convertible debt to three persons, in a principal amount of approximately $35,500. The effective conversion price per share was approximately $0.0026 per share.  The shares were issued pursuant to one or more exemptions from registration under Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

Item 5.01	Changes in Control of Registrant.

On February 23, 2012, Darlene Nelson, the principal shareholder of the Company, sold an aggregate of 21,000,000 shares to three persons in a private transaction. The individual purchasers used private funds for the purchase of the shares.

To the Company’s knowledge, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 23, 2012, each of Darlene Nelson and Michael McGill, the directors of the Company, by Written Consent of the Directors appointed R. Patrick Garrett as a director of the Company, and R. Patrick Garrett accepted such appointment. Thereupon, each of Darlene Nelson and Michael McGill resigned as directors of the Company. Immediately thereafter, also effective as of February 23, 2012, R. Patrick Garrett, as the then sole director of the Company, by resolution set forth in a written consent of the Board of Directors of the Company in lieu of a special meeting thereof, (as permitted by the current Bylaws of the Company) fixed the current authorized number of directors at three (3), and appointed Roger T. Richter and Christopher A. Wilson as directors of the Company, and Messrs. Richter and Wilson accepted such appointments.   The appointments of Messrs. Wilson and Richter will become effective 10 days after the filing of an Information Statement on Form 14F-1, expected to be on or about March 10, 2012.

Also effective as of February 23, 2012, each of Darlene Nelson and Michael McGill resigned from their respective positions as officers of the Company. Darlene Nelson resigned as Chief Executive Officer and President, as well as all other offices held by Darlene Nelson, including Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer, and Michael McGill resigned as Secretary. Immediately thereafter, effective as of February 23, 2012, R. Patrick Garrett, as the sole director, appointed R. Patrick Garrett as the Chief Executive Officer, Roger T. Richter as the Chief Operating Officer, Allen H. Adams as the Vice President of Finance and interim Chief Financial Officer and Christopher A. Wilson as the Secretary, and Messrs. Garrett, Richter, Adams and Wilson accepted such appointments.

Item 8.01	Other Events.

The Company is temporarily using the following address as its principal business address: 4 Grouse Terrace, Lake Oswego, Oregon 97035. This is a temporary location until the Company leases a more suitable space, which will be located in or around the Portland, Oregon area.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Employment Agreement with R. Patrick Garrett
10.2	Employment Agreement with Roger T. Richter
10.3	Employment Agreement with Allen H. Adams
10.4	Employment Agreement with Kyle Estes
10.5	Contribution Agreement with R. Patrick Garrett and Mary Anne Garrett
10.6	Contribution Agreement with Roger T. Richter
10.7	Consulting Agreement with Black Label Industries, Ltd.
10.8	Form of Proprietary Information and Invention Assignment Agreement.
99.1	Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALLERY MANAGEMENT HOLDING CORP.

March 2, 2012		/s/R. Patrick Garrett
	Name:	R. Patrick Garrett
	Title:	Chief Executive Officer